U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

I-AM CAPITAL ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-1231127
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 2nd Floor New York, NY	10105
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock, one Right and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333- 219251
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights exchangeable into one-tenth of one share of common stock and warrants to purchase shares of common stock of I-AM Capital Acquisition Company (the “Company”). The description of the units, common stock, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-219251) filed with the Securities and Exchange Commission on July 12, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1/A (File No. 333-219251), filed with the Securities and Exchange Commission on July 31, 2017) (the “Amended Registration Statement”).

3.3	Form of Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1/A (File No. 333-219251), filed with the Securities and Exchange Commission on August 14, 2017) (the “Second Amended Registration Statement”)

3.4	Bylaws (incorporated by reference to Exhibit 3.4 to the Registration Statement).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Second Amended Registration Statement).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amended Registration Statement).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Amended Registration Statement).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Second Amended Registration Statement).

4.5	Specimen Rights Certificate (incorporated by reference to Exhibit 4.6 to the Second Amended Registration Statement).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer ? Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Second Amended Registration Statement).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Second Amended Registration Statement).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Second Amended Registration Statement).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Second Amended Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ F. Jacob Cherian
F. Jacob Cherian
Chief Executive Officer

Dated: August 15, 2017